                                                                    EXHIBIT 10.6

                          [FIFTY RUPEES STAMP PAPER]

                           SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made this 22 day of July, 1996 among SECOND INDIA INVESTMENT FUND B.V., incorporated under the laws of the Netherlands and having its registered office at EMMAPLEIN 5, Post Box 75215, 1070 AE, Amsterdam, The Netherlands, hereinafter called "The Fund" (which expression shall unless repugnant to the context or meaning thereof, be deemed to include its successors and assigns) of the First Part;

INFORMATION MANAGEMENT RESOURCES, INC., 26750 U.S. Highway 19 North, Suite 500, Clearwater, Florida 34621-3442, USA, a company registered in the State of Florida, United States of America, hereinafter referred to as "IMR-U.S." (which expression shall unless repugnant to the context or meaning thereof , be deemed to include its successors and assigns) of the Second Part;

INFORMATION MANAGEMENT RESOURCES (INDIA) LIMITED, a company formerly known as REESAN INFORMATION MANAGEMENT RESOURCES (India), Private Ltd, which company was incorporated in India as a Private Limited company under the Companies Act of 1956 and became a deemed Public Limited company by virtue of Section 43-A (1A) and having its registered office at Building 38/1 Naganathapura Singasandra Post Bangalore 560 068, India hereinafter referred to as "IMR-India" (which expression shall unless repugnant to the context or meaning thereof , be deemed to include its successors and assigns) of the Third Part;

WHEREAS:

A. By an Investment Agreement ("Investment Agreement") dated October 1, 1992 between The Fund and IMR-India, The Fund invested a total of Rs. 25 million in IMR-India of which Rs. 16 million was an unsecured loan and Rs. 9 million was a subscription for 60,000 equity shares of IMR-India of Rs. 10 each at Rs. 150 per share; and

B. The Investment Agreement provided that if Capitalization (as defined in the Investment Agreement) was not achieved before June 30, 1996 at a value of over Rs. 600 million then the Fund would have an option to convert the Rs. 16 million loan into additional equity of IMR-India; and

C. Pursuant to a US Conversion Option Agreement which was Annexure 2 to the Investment Agreement, The Fund had an option to convert its equity in IMR-India into equity of Reesan Inc., a U.S. company incorporated under the laws of the State of Florida, USA; and

D.   Reesan Inc., merged into IMR-US with the consent of  the Fund , and

E. At the time of the merger of Reesan Inc. into IMR-US, The Fund was offered an option to convert its IMR-India holding into IMR-US shares, but no new U.S. conversion option agreement was executed between the Fund and IMR-US; and

F. A Supplemental Agreement signed by John Levack for The Fund on the 29th day of November 1994 and attached to a fax from him to Satish Sanan on the 29th day of November 1994 clarified and restated the main provisions of the Investment Agreement necessary due to evolution in the business - but within the terms of the Investment Agreement; and

G. Capitalization as defined in the Investment Agreement occurred for IMR-India because The Fund received an offer from IMR-US to purchase all of the Fund's Shares in IMR-India at a price of Rs. 1,060 per share which capitalizes IMR-India in excess of Rs. 600 million.

                                    1 of 5

NOW THIS AGREEMENT WITNESSES AND IT IS AGREED BY AND AMONG THE PARTIES AS
FOLLOWS:

1. The Fund agrees to sell to IMR-US its 60,000 equity shares of Rs.10 each in IMR-India ("the Shares") and IMR-US agrees to purchase the Shares for a consideration of Rs .63, 600,000 calculated at the rate of Rs. 1,060 per share. Closing or completion of the sale and purchase will occur on a date (" the Closing Date"), within 5 days following the satisfactory fulfillment of the condition stated in Clause 2 below.

2. This Agreement is subject to approval by the Reserve Bank of India. The purchase and sale of the Shares as contemplated herein shall be completed on the Closing Date only after issue of appropriate approvals from the Reserve Bank of India for the transfer to occur.

3. On the Closing Date, in exchange for all certificates representing the Shares, a properly executed transfer deed in favor of IMR-US, and a certificate from the Indian Tax Authority certifying that there is no obligation on IMR-US to withhold any part of the consideration on account of The Fund's tax liability such certificate being known in India as a No Objection Certificate, "The NOC"), IMR-US shall pay the Fund a sum of Rs. 63, 600,000 in U.S. dollars at the prevailing currency exchange rate on the date of payment, to the Fund's bank account in the Netherlands by wire transfer. In the event that the NOC is not available on the Closing Date, then closing can still occur on the basis that twenty (20%) percent of the consideration shall be withheld by IMR-US. The withheld amount shall be paid by IMR-US to The Fund only if the NOC is provided to IMR-US before IMR-US pays the withheld amount on account of taxes to the Indian Tax Authorities. In the event that IMR-US pays any such amount to the Indian Tax Authorities, it shall forthwith provide the Fund with the appropriate Tax Deduction Certificate and any further information or evidence that the Fund may reasonably require to enable it to obtain credit for the tax withheld.

4. Completion of the share transfer will result in full and final settlement of all issues between the Fund, IMR-India and IMR-US arising out of or as a consequence of the Investment Agreement and in particular, the option to convert the loan into equity, any IMR-India obligation to repay the loan, and any option to convert the Fund's IMR-India shares into IMR-US shares (to the extent that it may be deemed to exist) will all be canceled. Following completion, neither the Fund, nor any other Second India Investment Fund company will have any interest of any nature whatsoever in IMR-India or IMR-US either as an equity holder or as a debt holder or otherwise.

5. In the event that closing does not take place within 30 days of the date of execution of this Purchase Agreement, IMR-US will, within 7 days thereafter, deposit either, a) the purchase price if the NOC is provided, or b) 80% of the Purchase if the NOC is not provided, in an escrow account with Travers Smith Braithwaithe, ("The Escrow Agent") the fund's legal advisor, pending closing. On confirmation that the deposit has been made, the Fund will execute a Power of Attorney or proxy authorizing IMR-US to vote the shares.

6. All parties meaning IMR-US, IMR-India and the Fund will use their best endeavors to obtain the appropriate approvals as quickly as possible.

7. The Fund represents and warrants to IMR-US and to IMR-India that it has full power and authority to execute, deliver, and carry out the terms of this agreement.

8. The Fund represents and warrants to IMR-US and IMR-India that: (i) as of the date hereof the Fund has the unrestricted power and the unqualified right to sell, assign, and deliver to IMR-US and IMR-India good, valid, and marketable title to the shares, free and clear of any liens, claims, encumbrances and equitable rights, (ii) on completion of this Agreement, the Fund will neither own nor hold any shares, warrants, convertible security, or any right, contractual or otherwise, to purchase or acquire, any additional interests in IMR-US or IMR-India.

                                    2 of 5

9. IMR-US represents and warrants to the Fund that it has full power and authority to execute, deliver and carry out the terms of this agreement.

10. IMR-US and IMR-India represent and warrant to the Fund that as of the date hereof: (i) IMR-US is not an Indian resident company and (ii) IMR-US is not acquiring any IMR-India shares at this time at a value higher than Rs.1,060 per share.

11. The Fund does hereby remise, release, acquit and forever discharge IMR-US and IMR-India, any parent company, subsidiaries and affiliates, and their directors, officers, agents, representatives, and employees of and from all manner of actions, causes of action, suits, debts, covenants, trespasses, contracts, agreements, damages, judgments, liabilities, losses, costs, expenses (including, but not limited to, attorney's fees) and claims of any nature whatsoever, in law or equity in relation to the Investment Agreement and the Fund's investment in IMR-India whether or not now or hereafter known, suspected or claimed, which the Fund ever had, now has, or which it hereafter can, shall or may have or allege against IMR-US or IMR-India, any parent company, subsidiaries, or affiliates, or their directors, officers, agents, representatives, or employees or by reason or any manner, cause or thing from the beginning of the world to the date hereof.

12. This Agreement shall be governed by and construed in accordance with the law of India.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed the day and year first hereinabove mentioned.


SIGNED AND DELIVERED
for and on behalf of
INFORMATION MANAGEMENT
RESOURCES, INC.

By:                      \s\ Satish K. Sanan
                         ---------------------------------
                         Satish K. Sanan, President & CEO

in the presence of :     \s\ Dilip Patel
                         ---------------------------------


SIGNED AND DELIVERED
for and on behalf of
SECOND INDIA INVESTMENT FUND B.V.

By:                      \s\ Brian Human
                         ---------------------------------

in the presence of :     \s\
                         ---------------------------------



SIGNED AND DELIVERED
for and on behalf of
INFORMATION MANAGEMENT
RESOURCES (INDIA) LTD.

By:                      \s\ Satish K. Sanan
                         ---------------------------------
                         Satish K. Sanan, Chairman & CEO

in the presence of:      \s\ Dilip Patel
                         ---------------------------------

                                    3 of 5